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SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER 2018

(1)
Includes reconciliation of consolidated net income to funds from operations.

1Q 2018 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS FIRST QUARTER 2018 RESULTS AND RAISES FULL YEAR 2018 GUIDANCE

INDIANAPOLIS, April 27, 2018 - Simon, a global leader in premier shopping, dining and entertainment destinations, today reported results for the quarter ended March 31, 2018.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $620.7 million, or $2.00 per diluted share, as compared to $477.7 million, or $1.53 per diluted share, in the prior year period. The first quarter 2018 results include net gains primarily related to disposition activity of $135.3 million, or $0.38 per diluted share.

•
FFO was $1.026 billion, or $2.87 per diluted share, as compared to $985.0 million, or $2.74 per diluted share, in the prior year period, an increase of 4.7%.

•
Year-over-year increase in quarterly common stock dividend of 11.4%.

"We delivered strong results to start the year," said David Simon, Chairman and Chief Executive Officer. "Portfolio net operating income increased 4.8% over the prior year, driven by growth in operating income from our comparable properties and the accretive impact of our new developments, redevelopments, expansions and investments. Given our accomplishments this quarter and our current view for the remainder of 2018, today we are increasing our full-year 2018 guidance."

1Q 2018 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Reported retailer sales per square foot for the trailing 12-months ended March 31, 2018 was $641, an increase of 4.2%.

•
Occupancy was 94.6% at March 31, 2018.

•
Base minimum rent per square foot was $53.54 at March 31, 2018, an increase of 3.2% compared to the prior year period.

•
Leasing spread per square foot for the trailing 12-months ended March 31, 2018 was $8.45, an increase of 12.6%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the three months ended March 31, 2018 was 4.8%. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the three months ended March 31, 2018 was 2.3%.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $1.95 per share. This is an 11.4% increase year-over-year. The dividend will be payable on May 31, 2018 to stockholders of record on May 17, 2018.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on June 29, 2018 to stockholders of record on June 15, 2018.

1Q 2018 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

The Company recently announced transformational redevelopment plans for former Sears stores at five key locations. The properties involved are: Brea Mall (Brea, CA), Burlington Mall (Burlington, MA), Midland Park Mall (Midland, TX), Ocean County Mall (Toms River, NJ) and Ross Park Mall (Pittsburgh, PA). These redevelopments will significantly benefit the existing retailers in these destinations as well as the communities in which they operate. The projects will feature significant enhancements to the properties such as entertainment, fitness, restaurants and dining pavilions, residential, hotel and office as well as new retail brands. Construction is slated to commence on a number of these projects in 2018.

During the first quarter, construction started on a transformational redevelopment at Southdale Center (Edina, MN), replacing a former department store with a Life Time Athletic, Life Time Sport and Work, specialty shops and restaurants.

On May 2, 2018, Premium Outlet Collection Edmonton IA (Edmonton, Alberta, Canada) will open with 428,000 square feet of high-quality, name brand stores. Simon owns a 50% interest in this center.

Construction continues on three new development projects including:

•
Denver Premium Outlets (Thornton, Colorado); scheduled to open in September 2018. Simon owns 100% of this project.

•
Queretaro Premium Outlets (Queretaro, Mexico); scheduled to open in December 2018. Simon owns a 50% interest in this project.

•
Malaga Designer Outlet (Malaga, Spain); scheduled to open in spring 2019. Simon owns a 46% interest in this project.

Construction also continues on significant redevelopment and expansion projects at other properties including Town Center at Boca Raton and Toronto Premium Outlets.

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 28 properties in the U.S., Canada and Asia.

During the first quarter, construction started on a 197,000 square foot upscale outlet center located in Cannock, United Kingdom, projected to open in spring 2020. Simon owns 20% of this project.

1Q 2018 SUPPLEMENTAL	4

EARNINGS RELEASE

FINANCING ACTIVITY

The Company was active in both the unsecured and secured credit markets in the first quarter.

During the quarter, the Company amended and extended its $3.5 billion unsecured multi-currency revolving credit facility. This facility can be increased to $4.5 billion during its term. The facility will mature on June 30, 2022 but at our sole option can be extended for an additional year to June 30, 2023. The pricing on the facility was reduced to LIBOR plus 77.5 basis points.

With regard to secured debt activity, we closed or committed on six mortgage loans totaling approximately $513 million, (U.S. dollar equivalent), of which Simon's share is $220 million. The weighted average interest rate and weighted average term on these loans is 3.39% and 4.6 years, respectively.

As of March 31, 2018, Simon had more than $7.0 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

COMMON STOCK REPURCHASE PROGRAM

During the quarter ended March 31, 2018, the Company repurchased 1,473,588 shares of its common stock.

2018 GUIDANCE

The Company currently estimates net income to be within a range of $7.33 to $7.43 per diluted share for the year ending December 31, 2018 and that FFO will be within a range of $11.95 to $12.05 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2018

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$7.33	$7.43
Depreciation and amortization including Simon's share of unconsolidated entities	5.00	5.00
Gain upon acquisition of controlling interest, sale or disposal of assets and interests in unconsolidated entities, net	(0.38)	(0.38)

Estimated FFO per diluted share	$11.95	$12.05

1Q 2018 SUPPLEMENTAL	5

EARNINGS RELEASE

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 8:30 a.m. Eastern Time, Friday, April 27, 2018. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until May 3, 2018. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 9738947.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our first quarter 2018 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

1Q 2018 SUPPLEMENTAL	6

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

1Q 2018 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2018	2017
REVENUE:
Minimum rent	$860,172	$846,798
Overage rent	32,990	28,204
Tenant reimbursements	380,363	378,915
Management fees and other revenues	28,181	30,547
Other income	98,108	61,299

Total revenue	1,399,814	1,345,763

EXPENSES:
Property operating	113,448	104,048
Depreciation and amortization	316,936	310,832
Real estate taxes	114,187	106,659
Repairs and maintenance	27,684	25,601
Advertising and promotion	34,800	35,948
Provision for credit losses	5,632	5,210
Home and regional office costs	41,064	42,979
General and administrative	12,628	14,001
Other	31,502	23,814

Total operating expenses	697,881	669,092

OPERATING INCOME	701,933	676,671
Interest expense	(205,492)	(198,202)
Income and other tax (expense) benefit	(6,220)	3,521
Income from unconsolidated entities	90,026	69,085
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities and impairment, net	135,277	—

CONSOLIDATED NET INCOME	715,524	551,075
Net income attributable to noncontrolling interests	94,036	72,505
Preferred dividends	834	834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$620,654	$477,736

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$2.00	$1.53

1Q 2018 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	MARCH 31, 2018	DECEMBER 31, 2017
ASSETS:
Investment properties, at cost	$36,383,699	$36,393,464
Less — accumulated depreciation	12,074,719	11,935,949

	24,308,980	24,457,515
Cash and cash equivalents	367,207	1,482,309
Tenant receivables and accrued revenue, net	686,158	742,672
Investment in unconsolidated entities, at equity	2,268,956	2,266,483
Investment in Klépierre, at equity	2,011,919	1,934,676
Deferred costs and other assets	1,374,640	1,373,983

Total assets	$31,017,860	$32,257,638

LIABILITIES:
Mortgages and unsecured indebtedness	$23,647,623	$24,632,463
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,180,851	1,269,190
Cash distributions and losses in unconsolidated entities, at equity	1,421,879	1,406,378
Other liabilities	532,491	520,363

Total liabilities	26,782,844	27,828,394

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	201,680	190,480
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,994	43,077

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,328,774 and 320,322,774 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,647,272	9,614,748
Accumulated deficit	(4,774,442)	(4,782,173)
Accumulated other comprehensive loss	(102,747)	(110,453)
Common stock held in treasury, at cost, 10,638,880 and 9,163,920 shares, respectively	(1,307,203)	(1,079,063)

Total stockholders' equity	3,505,906	3,686,168
Noncontrolling interests	527,430	552,596

Total equity	4,033,336	4,238,764

Total liabilities and equity	$31,017,860	$32,257,638

1Q 2018 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2018	2017
REVENUE:
Minimum rent	$475,956	$451,055
Overage rent	59,661	51,369
Tenant reimbursements	223,490	215,780
Other income	81,108	64,327

Total revenue	840,215	782,531
OPERATING EXPENSES:
Property operating	146,293	132,985
Depreciation and amortization	159,836	153,455
Real estate taxes	68,267	66,583
Repairs and maintenance	23,196	20,230
Advertising and promotion	24,224	22,198
Provision for credit losses	6,501	3,777
Other	49,732	43,355

Total operating expenses	478,049	442,583

OPERATING INCOME	362,166	339,948
Interest expense	(150,932)	(142,204)

NET INCOME	$211,234	$197,744

Third-Party Investors' Share of Net Income	$106,183	$99,686

Our Share of Net Income	105,051	98,058
Amortization of Excess Investment (A)	(21,527)	(22,457)

Income from Unconsolidated Entities (B)	$83,524	$75,601

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

1Q 2018 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	MARCH 31, 2018	DECEMBER 31, 2017
Assets:
Investment properties, at cost	$18,514,552	$18,328,747
Less - accumulated depreciation	6,508,984	6,371,363

	12,005,568	11,957,384
Cash and cash equivalents	963,029	956,084
Tenant receivables and accrued revenue, net	382,153	403,125
Deferred costs and other assets	361,497	355,585

Total assets	$13,712,247	$13,672,178

Liabilities and Partners' Deficit:
Mortgages	$14,886,840	$14,784,310
Accounts payable, accrued expenses, intangibles, and deferred revenue	930,075	1,033,674
Other liabilities	392,747	365,857

Total liabilities	16,209,662	16,183,841
Preferred units	67,450	67,450
Partners' deficit	(2,564,865)	(2,579,113)

Total liabilities and partners' deficit	$13,712,247	$13,672,178

Our Share of:
Partners' deficit	$(1,136,015)	$(1,144,620)
Add: Excess Investment (A)	1,721,330	1,733,063

Our net Investment in unconsolidated entities, at equity	$585,315	$588,443

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

1Q 2018 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED MARCH 31,
	2018	2017
Consolidated Net Income (D)	$715,524	$551,075
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	314,006	307,688
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	134,925	131,218
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities and impairment, net	(135,277)	—
Unrealized change in fair value of equity instruments	3,029	—
Net loss attributable to noncontrolling interest holders in properties	92	244
Noncontrolling interests portion of depreciation and amortization	(4,648)	(3,900)
Preferred distributions and dividends	(1,313)	(1,313)

FFO of the Operating Partnership	$1,026,338	$985,012

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$2.00	$1.53
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.24	1.21
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities and impairment, net	(0.38)	—
Unrealized change in fair value of equity instruments	0.01	—

Diluted FFO per share	$2.87	$2.74

Details for per share calculations:
FFO of the Operating Partnership	$1,026,338	$985,012
Diluted FFO allocable to unitholders	(134,559)	(129,429)

Diluted FFO allocable to common stockholders	$891,779	$855,583

Basic and Diluted weighted average shares outstanding	310,584	312,810
Weighted average limited partnership units outstanding	46,863	47,320

Basic and Diluted weighted average shares and units outstanding	357,447	360,130

Basic and Diluted FFO per Share	$2.87	$2.74
Percent Change	4.7%

1Q 2018 SUPPLEMENTAL	12

EARNINGS RELEASE

Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnotes D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, equity instruments and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $1.3 million and $2.7 million for the three months ended March 31, 2018 and 2017, respectively.

-
Straight-line adjustments increased income by $8.6 million and $10.2 million for the three months ended March 31, 2018 and 2017, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.4 million and $1.7 million for the three months ended March 31, 2018 and 2017, respectively.

1Q 2018 SUPPLEMENTAL	13

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2018, we owned or had an interest in 233 properties comprising 190 million square feet in North America, Asia and Europe. Additionally, at March 31, 2018, we had a 21.1% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of March 31, 2018 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

1Q 2018 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.0X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	277%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2018 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED MARCH 31,

	2018	2017
Financial Highlights
Total Revenue - Consolidated Properties	$1,399,814	$1,345,763
Consolidated Net Income	$715,524	$551,075
Net Income Attributable to Common Stockholders	$620,654	$477,736
Basic and Diluted Earnings per Common Share (EPS)	$2.00	$1.53
Funds from Operations (FFO) of the Operating Partnership	$1,026,338	$985,012
Basic and Diluted FFO per Share (FFOPS)	$2.87	$2.74
Dividends/Distributions per Share/Unit	$1.95	$1.75

Stockholders' Equity Information	AS OF MARCH 31, 2018	AS OF DECEMBER 31, 2017
Limited Partners' Units Outstanding at end of period	46,830	46,879
Common Shares Outstanding at end of period	309,698	311,167

Total Common Shares and Limited Partnership Units Outstanding at end of period	356,528	358,046

Weighted Average Limited Partnership Units Outstanding	46,863	47,260
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	310,584	311,517

Debt Information
Share of Consolidated Debt	$23,477,698	$24,465,117
Share of Joint Venture Debt	7,053,466	7,011,525

Share of Total Debt	$30,531,164	$31,476,642

Market Capitalization
Common Stock Price at end of period	$154.35	$171.74
Common Equity Capitalization, including Limited Partnership Units	$55,030,056	$61,490,902
Preferred Equity Capitalization, including Limited Partnership Preferred Units	82,607	82,527

Total Equity Market Capitalization	$55,112,663	$61,573,429

Total Market Capitalization - Including Share of Total Debt	$85,643,827	$93,050,071

Debt to Total Market Capitalization	35.6%	33.8%

1Q 2018 SUPPLEMENTAL	16

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Three Months Ended March 31, 2018

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets, international Designer Outlets and distributions from other international investments.
(3)
Includes Lifestyle Centers.

1Q 2018 SUPPLEMENTAL	17

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,		% GROWTH

	2018	2017
Comparable Property NOI (2)	$1,348,947	$1,318,937	2.3%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	18,785	20,526
International Properties (4)	131,750	96,559
Our share of NOI from Investments (5)	67,138	58,367

Portfolio NOI	$1,566,620	$1,494,389	4.8%
Corporate and Other NOI Sources (6)	34,308	28,264

Total NOI - See reconciliation on following page	$1,600,928	$1,522,653

Less: Joint Venture Partners' Share of NOI	275,173	261,166

Our Share of Total NOI	$1,325,755	$1,261,487

(1)
All amounts are presented at gross values unless otherwise indicated as our share.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI), International Designer Outlets and distributions from other international investments.
(5)
Includes our share of NOI of Klépierre and HBS.
(6)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of equity instruments, unrealized gains and losses on equity instruments, Simon management company operations, and other assets.

1Q 2018 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED MARCH 31,

	2018	2017
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$715,524	$551,075
Income and other tax expense (benefit)	6,220	(3,521)
Interest expense	205,492	198,202
Income from unconsolidated entities	(90,026)	(69,085)
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities and impairment, net	(135,277)	–

Operating Income	701,933	676,671
Depreciation and amortization	316,936	310,832

NOI of consolidated entities	$1,018,869	$987,503

Reconciliation of NOI of unconsolidated entities:
Net Income	$211,234	$197,744
Interest expense	150,932	142,204

Operating Income	362,166	339,948
Depreciation and amortization	159,836	153,455

NOI of unconsolidated entities	$522,002	$493,403

Add: Our share of NOI from Klépierre, HBS and other corporate investments	60,057	41,747

Total NOI	$1,600,928	$1,522,653

1Q 2018 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

THREE MONTHS ENDED MARCH 31, 2018
FFO of the Operating Partnership	$1,026,338
Non-cash impacts to FFO(1)	8,776

FFO of the Operating Partnership excluding non-cash impacts	1,035,114
Tenant allowances	(37,156)
Operational capital expenditures	(33,578)

Funds available for distribution	$964,380

(1)
Non-cash impacts to FFO of the Operating Partnership include:

THREE MONTHS ENDED MARCH 31, 2018
Deductions:
Straight-line rent	$(8,605)
Fair value of debt amortization	12
Fair market value of lease amortization	(1,373)
Additions:
Stock based compensation expense	9,252
Mortgage, financing fee and terminated swap amortization expense	9,490

$8,776

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18 –20 and in the Earnings Release for the latest period.

1Q 2018 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED MARCH 31,

	2018	2017
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$24,868	$3,381
Lease settlement income	26,689	7,922
Gains on land sales	1,274	2,710
Other (2)	45,277	47,286

Totals	$98,108	$61,299

Other Expense
Ground leases	$10,962	$9,982
Unrealized change in Fair Value of Equity Instruments	3,029	—
Professional fees and other	17,511	13,832

Totals	$31,502	$23,814

Capitalized Interest	THREE MONTHS ENDED MARCH 31,

	2018	2017
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$4,573	$10,035
Our Share of Joint Venture Properties	$598	$561

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments and other miscellaneous income items.

1Q 2018 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF MARCH 31,

	2018	2017
Total Number of Properties	175	175
Total Square Footage of Properties (in millions)	151.2	151.8
Ending Occupancy (1):
Consolidated Assets	94.7%	95.8%
Unconsolidated Assets	94.5%	94.9%
Total Portfolio	94.6%	95.6%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$625	$599
Unconsolidated Assets	$686	$663
Total Portfolio	$641	$615
Base Minimum Rent PSF (3):
Consolidated Assets	$51.79	$50.29
Unconsolidated Assets	$58.20	$56.29
Total Portfolio	$53.54	$51.87

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
3/31/18	6,044,658	$75.77	$67.32	$8.45	12.6%
12/31/17	6,656,004	$72.68	$65.26	$7.42	11.4%
3/31/17	6,579,494	$72.11	$63.80	$8.31	13.0%
Occupancy Cost as a Percentage of Sales (5):
3/31/18	13.0%
12/31/17	13.2%
3/31/17	13.0%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces, including spaces greater than 10,000 square feet except for mall anchors, mall majors, mall freestanding and mall outlots. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

1Q 2018 SUPPLEMENTAL	22

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF MARCH 31,

	2018	2017
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.1	21.1
Ending Occupancy(1)	98.3%	97.7%
Total Sales PSF(2)	$599	$562
Base Minimum Rent PSF(3)	$31.38	$29.53
Leasing Spread PSF(4)	$9.00	$17.44
Leasing Spread (Percentage Change)(4)	14.7%	32.1%

International Properties
Premium Outlets
Total Number of Properties	18	16
Total Square Footage of Properties (in millions)	6.6	5.9
Designer Outlets
Total Number of Properties	9	7
Total Square Footage of Properties (in millions)	2.2	1.5
Statistics for Premium Outlets in Japan(5)
Ending Occupancy	99.6%	99.8%
Total Sales PSF	¥ 106,210	¥ 100,747
Base Minimum Rent PSF	¥ 5,075	¥ 5,048
(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
See footnote 4 on page 22 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

1Q 2018 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 3/31/18	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	933	3,391,405	$51.76	3.2%
2018 (4/1 - 12/31)	1,017	2,967,595	$55.06	2.9%
2019	2,559	9,270,629	$49.78	8.3%
2020	2,095	7,267,706	$51.16	6.8%
2021	1,920	7,579,417	$50.18	7.0%
2022	1,919	7,448,467	$50.60	6.9%
2023	2,016	7,815,354	$55.58	7.9%
2024	1,534	5,926,066	$60.27	6.5%
2025	1,413	5,308,244	$64.01	6.2%
2026	1,304	4,674,002	$61.49	5.2%
2027	1,039	3,834,690	$61.88	4.2%
2028	366	1,878,302	$53.16	1.8%
2029 and Thereafter	319	1,750,035	$47.11	1.6%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,278	3,456,413	$18.88	1.2%

Anchors
2018 (4/1 - 12/31)	8	1,016,264	$8.48	0.1%
2019	15	1,556,975	$4.16	0.1%
2020	26	3,021,350	$4.90	0.3%
2021	13	1,505,184	$4.75	0.1%
2022	15	2,219,546	$6.22	0.2%
2023	19	2,657,471	$6.50	0.3%
2024	14	958,890	$11.04	0.2%
2025	12	1,219,739	$8.62	0.2%
2026	5	651,342	$4.52	0.1%
2027	7	1,053,832	$4.43	0.1%
2028	7	785,403	$6.59	0.1%
2029 and Thereafter	13	1,775,774	$5.62	0.2%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2017 consolidated and joint venture combined base rental revenue.

1Q 2018 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	359	3,648	2.0%	3.4%
L Brands, Inc.	308	1,890	1.0%	2.2%
Ascena Retail Group Inc	450	2,510	1.4%	1.9%
Signet Jewelers, Ltd.	395	581	0.3%	1.6%
PVH Corporation	238	1,449	0.8%	1.5%
Forever 21, Inc.	83	1,339	0.7%	1.3%
Tapestry, Inc.	223	891	0.5%	1.3%
Foot Locker, Inc.	238	1,063	0.6%	1.3%
Abercrombie & Fitch Co.	156	1,110	0.6%	1.2%
VF Corporation	235	1,244	0.7%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties)  (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	117	22,596	12.4%	0.4%
Sears Holdings Corporation (2)	66	10,670	5.9%	0.4%
J.C. Penney Co., Inc.	66	10,589	5.8%	0.3%
Dillard's, Inc.	37	6,665	3.7%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Hudson's Bay Company	16	2,128	1.2%	0.1%
Dick's Sporting Goods, Inc.	29	1,974	1.1%	0.5%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
Target Corporation	5	751	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 5 stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

1Q 2018 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$14,574	$42,997	$22,029
Redevelopment projects with incremental square footage and/or anchor replacement	68,849	55,853	35,676
Redevelopment projects with no incremental square footage	20,315	8,197	3,648

Subtotal new development and redevelopment projects	103,738	107,047	61,353
Tenant allowances	34,384	4,946	2,772
Operational capital expenditures at properties:
CAM expenditures (1)	17,445	24,110	10,670
Non-CAM expenditures	2,549	7,096	2,914

Totals	$158,116	$143,199	$77,709

Conversion from accrual to cash basis	14,640	45,198	24,527

Capital Expenditures for the Three Months Ended 3/31/18 (2)	$172,756	$188,397	$102,236

Capital Expenditures for the Three Months Ended 3/31/17 (2)	$148,595	$278,217	$124,861

(1)
Expenditures included in the pool of charges allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2018 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY (1)
As of March 31, 2018
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$399	$398	$305	9%	$222	$172

Premium Outlets
New Developments	$538	$457	$233	8%	$128	$99
Redevelopments	$173	$160	$83	11%	$65	$32
The Mills
New Developments	$168	$168	$84	6%	$120	$60
Redevelopments	$17	$16	$16	10%	$11	$11
Totals	$1,295	$1,199	$721	8%	$546	$374

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

1Q 2018 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2018

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
Cape Cod Mall - Hyannis, MA	Ten Pin Eatery	4/18	56%
Copley Place Office - Boston, MA	Wayfair expansion Phase IV	5/18	94%
Prien Lake Mall - Lake Charles, LA	T.J. Maxx/Home Goods	5/18	100%
West Town Mall - Knoxville, TN	Redevelopment	5/18	50%
Woodfield Mall - Schaumburg (Chicago), IL	Dining pavilion redevelopment	5/18	50%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Marshalls (4/18) and Dave & Buster's (6/18)	6/18	50%
Northshore Mall - Peabody (Boston), MA	Redevelopment to include three new restaurants	6/18	56%
Phipps Plaza - Atlanta, GA	Relocation of Frontgate (opened 10/17) and addition of Grand Lux Café (6/18) and Public Kitchen (opened 3/18)	6/18	100%
West Town Mall - Knoxville, TN	Regal Cinema redevelopment into Cinnebare Theatre	6/18	50%
Plaza Carolina - Carolina (San Juan), PR	Caribbean Cinemas	8/18	100%
College Mall - Bloomington, IN	Redevelopment including the addition of Ulta and small shops (opened 10/17) and Fresh Thyme (9/18)	9/18	100%
Fashion Valley - San Diego, CA	North Italia	9/18	50%
King of Prussia - King of Prussia (Philadelphia), PA	Eddie V's Prime Seafood	9/18	100%
Lehigh Valley Mall - Whitehall, PA	Relocation and expansion of Apple	9/18	50%
Roosevelt Field - Garden City (New York), NY	Small Batch	9/18	100%
Penn Square Mall - Oklahoma City, OK	The Container Store	10/18	95%
Southdale Center - Edina (Minneapolis), MN	146 room Homewood Suites	10/18	50%
Copley Place Office - Boston, MA	Wayfair expansion Phase V	11/18	94%
Falls, The - Miami, FL	Shake Shack	11/18	50%
Phipps Plaza - Atlanta, GA	Ecco Restaurant	11/18	100%
Town Center at Boca Raton - Boca Raton (Miami), FL	Redevelopment	11/18	100%
Southdale Center - Edina (Minneapolis), MN	Shake Shack	12/18	100%
Auburn Mall - Auburn, MA	Redevelopment of the former Macy's Home Store building	2/19	56%
Forum Shops at Caesars, The - Las Vegas, NV	The Slanted Door	2/19	100%
Roosevelt Field - Garden City (New York), NY	Residence Inn Hotel	7/19	50%
Southdale Center - Edina (Minneapolis), MN	Redevelopment of the former JCPenney building with Life Time Athletic and Life Time Sport/Work	12/19	100%

1Q 2018 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2018

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - New Developments
Denver Premium Outlets - Thornton (Denver), CO	328,000 SF upscale Premium Outlet Center	9/18	100%
Queretaro Premium Outlets - Queretaro, Mexico	294,000 SF upscale Premium Outlet Center	12/18	50%

Designer Outlets - New Developments
Malaga Designer Outlet - Malaga, Spain	191,000 SF upscale Designer Outlet Center	3/19	46%
Cannock Designer Outlet - Cannock, U.K.	197,000 SF upscale Designer Outler Center	5/20	20%

Premium Outlets - Expansions
Allen Premium Outlets - Allen (Dallas), TX	H&M	5/18	100%
Waterloo Premium Outlets - Waterloo, NY	H&M	8/18	100%
Shisui Premium Outlets - Shisui, Japan	68,000 SF Phase III expansion	10/18	40%
Desert Hills Premium Outlets - Cabazon (Palm Springs), CA	Redevelopment	11/18	100%
Toronto Premium Outlets - Toronto, Ontario, Canada	Redevelopment and 145,000 SF expansion (11/18) and addition of parking deck (opened 11/17)	11/18	50%
Johor Premium Outlets - Johor, Malaysia	45,000 SF Phase III expansion	12/18	50%

The Mills - New Development
Premium Outlet Collection Edmonton IA - Edmonton, Canada	428,000 SF upscale Premium Outlet Center	5/18	50%

The Mills - Redevelopments
Gurnee Mills - Gurnee (Chicago), IL	Redevelopment (7/18) including the addition of Dick's Sporting Goods (5/18)	7/18	100%
Sawgrass Mills - Sunrise (Miami), FL	Season's 52	1/19	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million.

1Q 2018 SUPPLEMENTAL	29

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Three Months of 2018
Galleria, The - Houston, TX	Mall	Fig & Olive	Saks Fifth Avenue (1)
Lehigh Valley Mall - Whitehall, PA	Mall	Bob's Discount Furniture	H.H. Gregg
Ontario Mills - Ontario (Riverside), CA	Mills	Aki-Home	Sports Authority
Phipps Plaza - Atlanta, GA	Mall	The Public Kitchen & Bar	N/A
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Dick's Sporting Goods	Sears

Openings Projected for the Remainder of 2018
Allen Premium Outlets - Allen (Dallas), TX	Premium Outlets	H&M	Last Call Neiman Marcus
Cape Cod Mall - Hyannis, MA	Mall	Ten Pin Eatery	N/A
College Mall - Bloomington, IN	Mall	Fresh Thyme	Sears
Del Amo Fashion Center - Torrance (Los Angeles), CA	Mall	Dave & Buster's	N/A
		EMC Seafood	N/A
		Marshalls	N/A
Falls, The - Miami, FL	Mall	Bulla Gastrobar	N/A
		Shake Shack	N/A
Fashion Valley - San Diego, CA	Mall	North Italia	N/A
Galleria, The - Houston, TX	Mall	Blanco Tacos + Tequila	Saks Fifth Avenue (1)
		Nobu	Saks Fifth Avenue (1)
		Spice Route	Saks Fifth Avenue (1)
Gulfport Premium Outlets - Gulfport, MS	Premium Outlets	H&M	Gap (1)
Gurnee Mills - Gurnee (Chicago), IL	Mills	Dick's Sporting Goods	Sports Authority
		The Room Place	T.J.Maxx
Ingram Park Mall - San Antonio, TX	Mall	Outback Steakhouse	N/A
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Eddie V's Prime Seafood	N/A
Lehigh Valley Mall - Whitehall, PA	Mall	Apple (1)	J. Crew/Ann Taylor
Orland Square - Orland Park (Chicago), IL	Mall	Apple (1)	Forever 21 (1)
Penn Square Mall - Oklahoma City, OK	Mall	The Container Store	N/A
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
		Grand Lux Café	N/A
Pier Park - Panama City Beach, FL	Lifestyle Center	SkyWheel	N/A
Plaza Carolina - Carolina (San Juan), PR	Mall	Caribbean Cinemas	Sports Authority
Premium Outlets Montréal - Montréal (Quebec), Canada	Premium Outlets	H&M	N/A
Prien Lake Mall - Lake Charles, LA	Mall	T.J. Maxx/HomeGoods	JCPenney (2)
Roosevelt Field - Garden City (New York), NY	Mall	Small Batch	Houston's
San Francisco Premium Outlets - Livermore (San Francisco), CA	Premium Outlets	H&M	Last Call Neiman Marcus
Shops at Clearfork, The - Fort Worth, TX	Mall	AMC Theatres	N/A
		Pinstripes	N/A
Shops at Riverside, The - Hackensack (New York), NJ	Mall	Barnes & Noble (1)	Saks Fifth Avenue
Southdale Center - Edina (Minneapolis), MN	Mall	Shake Shack	N/A

1Q 2018 SUPPLEMENTAL	30

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Southridge Mall - Greendale (Milwaukee), WI	Mall	Dick's Sporting Goods	Sears
		Round 1	Sears
Stanford Shopping Center - Palo Alto (San Jose), CA	Mall	Jeffrey	Ralph Lauren
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Lucky's Market	Sears
		PetSmart	Sears
Waterloo Premium Outlets - Waterloo, NY	Premium Outlets	H&M	Eddie Bauer
West Town - Knoxville, TN	Mall	Cinebarre Theatre	Regal Cinema

Openings Projected for 2019 and Beyond
Brea Mall - Brea (Los Angeles), CA	Mall	Life Time Athletic	Sears
Forum Shops at Caesars, The - Las Vegas, NV	Mall	The Slanted Door	N/A
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Cinemark Theatre	N/A
Mall of Georgia - Buford (Atlanta), GA	Mall	Seasons 52	N/A
Midland Park Mall - Midland, TX	Mall	Dillards (1)	Sears
Orland Square - Orland Park (Chicago), IL	Mall	AMC Theatre	Sears
Phipps Plaza - Atlanta, GA	Mall	Life Time Athletic	Belk
Pier Park - Panama City Beach, FL	Lifestyle Center	I Love Sugar	N/A
		Paula Deen's Family Kitchen	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Primark	JCPenney Outlet
		Seasons 52	N/A
Southdale Center - Edina (Minneapolis), MN	Mall	Life Time Athletic & Sport/Work	JCPenney
		Restoration Hardware	N/A
Summit Mall - Akron, OH	Mall	Arhaus	N/A
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Shake Shack	N/A
(1)
Tenant has an existing store at this center but will relocate or has relocated to a new location.
(2)
Tenant to remain in a portion of its existing space.

1Q 2018 SUPPLEMENTAL	31

DENSIFICATION PROJECTS

PROPERTY NAME/LOCATION	PROPERTY TYPE	PROJECT DESCRIPTION
Openings in 2016
Phipps Plaza - Atlanta, GA	Hotel	166 room AC Hotel by Marriott

Openings in 2017
Phipps Plaza - Atlanta, GA	Residential	319 residential units
The Shops at Clearfork - Fort Worth, TX	Office	130,000 SF of Class A office space
Houston Premium Outlets - Cypress (Houston), TX	Hotel	95 room Holiday Inn Express
Coconut Point - Estero, FL	Hotel	114 room Town Place Suites
Woodland Hills Mall - Tulsa, OK	Hotel	110 room Holiday Inn Express

Openings in 2018
Allen Premium Outlets - Allen (Dallas), TX	Hotel	101 room Staybridge Suites
Arundel Mills - Hanover (Baltimore), MD	Hotel	310 room Live! Hotel with 1,500 seat concert venue
Colorado Mills - Lakewood (Denver), CO	Hotel	127 room SpringHill Suites
Southdale Center - Edina (Minneapolis), MN	Hotel	146 room Homewood Suites

Openings Projected for 2019 and Beyond
Auburn Mall - Auburn, MA	Office	Reliant Medical - 88,000 SF
Firewheel Town Center - Garland (Dallas), TX	Hotel	90 room Fairfield Inn
Roosevelt Field - Garden City (New York), NY	Hotel	163 room Residence Inn by Marriott
Round Rock Premium Outlets - Round Rock (Austin), TX	Hotel	170 room Embassy Suites
Round Rock Premium Outlets - Round Rock (Austin), TX	Residential	460 residential units
Phipps Plaza - Atlanta, GA	Hotel	150 room Nobu Hotel
Phipps Plaza - Atlanta, GA	Office	300,000 SF of Class A office space
Sawgrass Mills - Sunrise (Miami), FL	Hotel	170 room AC Hotel by Marriott
Shops at Mission Viejo, The - Mission Viejo (Los Angeles), CA	Office	105,000 SF of Class A medical office space
Wolfchase Galleria - Memphis, TN	Hotel	112 room Courtyard by Marriott

1Q 2018 SUPPLEMENTAL	32

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2017 through March 31, 2018

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2017	311,166,854	46,879,625
Activity During the First Three Months of 2018:
Exchange of Limited Partnership Units for Common Stock	6,000	(6,000)
Redemption of Limited Partnership Units for Cash	–	(43,781)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(1,608)	–
Restricted Stock Awards (3)	236	–
Repurchase of Simon Property Group Common Stock in open market	(1,473,588)	–

Number Outstanding at March 31, 2018	309,697,894	46,829,844

Number of Limited Partnership Units and Common Shares at March 31, 2018	356,527,738

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2018
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2018 was $71.61 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2018 SUPPLEMENTAL	33

CREDIT PROFILE
(As of March 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
29.0%
29.3%
31.6%
33.8%
35.6%
2014
2015
2016
2017
3/31/18

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
13.4%
13.3%
14.0%
14.8%
15.9%
2014
2015
2016
2017
3/31/18

FIXED CHARGE COVERAGE

5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
3.8
4.5
5.0
5.0
5.0
2014(1)(2)
2015(3)
2016(4)
2017(4)
TTM(4) 3/31/18

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.4
5.6
5.6
5.5
5.5
2014(1)
2015
2016
2017
TTM 3/31/18

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
58%
61%
62%
64%
65%
2014(1)(2)
2015(3)
2016(4)
2017(4)
TTM(4) 3/31/18

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
7.2
6.8
6.4
6.0
5.6
5.2
4.8
4.39%
3.91%
3.53%
3.40%
3.46%
6.1
5.9
7.0
6.6
6.6
Interest Rate
Years to Maturity
2014
2015
2016
2017
3/31/18

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a charge for loss on extinguishment of debt of $0.38 per share and $0.36 per share in 2016 and 2017, respectively.

1Q 2018 SUPPLEMENTAL	34

SUMMARY OF INDEBTEDNESS
As of March 31, 2018
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,819,146	$5,702,487	4.06%	6.1
Variable Rate Debt	909,325	855,130	2.65%	3.7

Total Mortgage Debt	6,728,471	6,557,617	3.88%	5.8
Unsecured Debt
Fixed Rate	15,814,739	15,814,739	3.21%	7.9
Revolving Credit Facility - USD Currency	125,000	125,000	2.66%	4.2
Revolving Credit Facility - Yen Currency	209,488	209,488	0.78%	4.2

Total Revolving Credit Facilities	334,488	334,488	1.48%	4.2
Global Commercial Paper - USD	848,642	848,642	1.72%	0.1

Total Unsecured Debt	16,997,869	16,997,869	3.10%	7.5
Premium	15,607	15,607
Discount	(50,195)	(50,195)
Debt Issuance Costs	(112,549)	(111,620)
Other Debt Obligations	68,420	68,420

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,647,623	$23,477,698	3.31%	7.0

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,089,231	$6,327,095	4.04%	5.6
Floating Rate Debt (Hedged) (1)	65,750	9,639	4.63%	6.7
Variable Rate Debt	1,357,379	577,607	3.12%	3.1
TMLP Debt (2)	425,140	162,831	–	–

Total Mortgage Debt	14,937,500	7,077,172	3.96%	5.4
Premium	2,642	1,320
Discount	–	–
Debt Issuance Costs	(53,302)	(25,026)

Joint Venture Mortgages and Other Indebtedness (1)	$14,886,840	$7,053,466	3.96%	5.4

Our Share of Total Indebtedness		$30,531,164	3.46%	6.6

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	94.8%	$22,249,367	3.37%	7.2
Variable	4.9%	1,159,911	2.32%	3.8
Other Debt Obligations	0.3%	68,420

	100.0%	23,477,698	3.31%	7.0
Joint Venture
Fixed	91.7%	$6,471,238	4.04%	5.6
Variable	8.3%	582,228	3.12%	3.0

	100.0%	7,053,466	3.96%	5.4

Total Debt		$30,531,164

Total Fixed Debt	94.1%	$28,720,605	3.52%	6.8

Total Variable Debt	5.7%	$1,742,139	2.58%	3.5

Total Other Debt Obligations	0.2%	$68,420

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

1Q 2018 SUPPLEMENTAL	35

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of March 31, 2018
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2018	$848,642	1.72%	$108,720	6.15%	$65,207	0.38%	$1,022,569	2.03%
2019	600,000	2.20%	136,198	7.79%	317,991	3.08%	1,054,189	2.90%
2020	1,424,277	2.42%	725,119	3.96%	1,059,301	4.29%	3,208,697	3.34%
2021	2,150,000	3.60%	986,621	3.49%	1,020,824	4.43%	4,157,445	3.78%
2022	3,008,765	2.21%	852,502	3.43%	910,794	3.96%	4,772,061	2.79%
2023	1,100,000	2.75%	752,280	3.89%	512,340	3.31%	2,364,620	3.24%
2024	1,500,000	3.53%	169,126	3.31%	1,148,189	4.16%	2,817,315	3.78%
2025	1,216,185	2.36%	572,711	4.31%	768,490	3.60%	2,557,386	3.17%
2026	1,550,000	3.28%	2,061,645	3.89%	847,571	3.76%	4,459,216	3.66%
2027	1,500,000	3.38%	146,280	4.00%	315,273	3.76%	1,961,553	3.49%
2028	–	–	46,415	3.85%	96,205	3.95%	142,620	3.92%
Thereafter	2,100,000	5.10%	–	–	14,987	4.46%	2,114,987	5.09%

Face Amounts of Indebtedness	$16,997,869	3.10%	$6,557,617	3.88%	$7,077,172	3.96%	$30,632,658	3.46%
Premiums (Discounts) on Indebtedness, Net	(50,195)		15,607		1,320		(33,268)
Debt Issuance Costs	(88,270)		(23,350)		(25,026)		(136,646)
Other Debt Obligations	68,420		–		–		68,420

Our Share of Total Indebtedness	$16,927,824		$6,549,874		$7,053,466		$30,531,164

1Q 2018 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,194	(2)
2.	Auburn Mall	MA	Auburn	56.4%		583,733	09/01/20		6.02%	Fixed	37,596	21,193
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,234,048	12/01/20		3.75%	Fixed	1,200,000	400,000
							12/30/20	(8)	3.83%	Variable	190,062	63,344
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,112,613	02/06/23		3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,430,265	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,201,368	09/01/22		3.95%	Fixed	119,264	119,264
7.	Bay Park Square	WI	Green Bay	100.0%		711,633	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,321	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		977,860	09/01/26		3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,799	(2)
11.	Broadway Square	TX	Tyler	100.0%		626,927	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,312,607	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		701,624	03/06/21		5.75%	Fixed	89,939	50,699
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,706	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,359	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,436	10/01/26		3.95%	Fixed	190,000	95,000
17.	College Mall	IN	Bloomington	100.0%		578,256	(2)
18.	Columbia Center	WA	Kennewick	100.0%		795,185	(2)
19.	Copley Place	MA	Boston	94.4%	(7)	1,259,191	(2)
20.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,133	(2)
21.	Cordova Mall	FL	Pensacola	100.0%		929,794	(2)
22.	Crystal Mall	CT	Waterford	78.2%		782,995	06/06/22		4.46%	Fixed	89,078	69,646
23.	Dadeland Mall	FL	Miami	50.0%		1,496,995	12/05/21		4.50%	Fixed	416,763	208,382
24.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,450,580	06/01/27		3.66%	Fixed	585,000	292,500
25.	Domain, The	TX	Austin	100.0%		1,233,373	08/01/21		5.44%	Fixed	187,566	187,566
26.	Dover Mall	DE	Dover	68.1%		928,299	08/06/21		5.57%	Fixed	84,915	57,819
27.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,276	08/11/22		4.71%	Fixed	104,319	58,805
28.	Empire Mall	SD	Sioux Falls	100.0%		1,125,747	12/01/25		4.31%	Fixed	190,000	190,000
29.	Falls, The	FL	Miami	50.0%		828,777	09/01/26		3.45%	Fixed	150,000	75,000
30.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,510	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
31.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,191	(2)
32.	Fashion Valley	CA	San Diego	50.0%		1,720,074	01/04/21		4.30%	Fixed	438,779	219,390
33.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,304	(2)
34.	Florida Mall, The	FL	Orlando	50.0%		1,718,238	09/05/20		5.25%	Fixed	327,684	163,842
35.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		664,211	(2)
36.	Galleria, The	TX	Houston	50.4%		2,016,036	03/01/25		3.55%	Fixed	1,200,000	604,440
37.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,916	(2)

1Q 2018 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Haywood Mall	SC	Greenville	100.0%		1,237,000	(2)
39.	Ingram Park Mall	TX	San Antonio	100.0%		1,111,094	06/01/21		5.38%	Fixed	130,063	130,063
40.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,656,465	(2)
41.	La Plaza Mall	TX	McAllen	100.0%		1,232,770	(2)
42.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,539	(2)
43.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,181,123	11/01/27		4.06%	Fixed	198,853	99,427
44.	Lenox Square	GA	Atlanta	100.0%		1,559,662	(2)
45.	Livingston Mall	NJ	Livingston (New York)	100.0%		977,949	(2)
46.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,179	06/01/26		4.04%	Fixed	262,000	73,845
47.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,122,999	05/01/23		3.56%	Fixed	120,699	60,349
48.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,845,336	(2)
49.	Mall of New Hampshire, The	NH	Manchester	56.4%		794,121	07/01/25		4.11%	Fixed	150,000	84,555
50.	McCain Mall	AR	N. Little Rock	100.0%		793,480	(2)
51.	Meadowood Mall	NV	Reno	50.0%		901,362	11/06/21		5.82%	Fixed	113,950	56,975
52.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,333,913	(2)
53.	Miami International Mall	FL	Miami	47.8%		1,082,371	02/06/24		4.42%	Fixed	160,000	76,442
54.	Midland Park Mall	TX	Midland	100.0%		635,788	09/06/22		4.35%	Fixed	76,741	76,741
55.	Miller Hill Mall	MN	Duluth	100.0%		831,562	(2)
56.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,100,216	05/01/24		4.57%	Fixed	100,000	79,351
57.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,216	(2)
58.	Northgate Mall	WA	Seattle	100.0%		1,045,522	(2)
59.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,593,895	07/05/23		3.30%	Fixed	247,910	139,747
60.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,526	(2)
61.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,577	(2)
62.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,335,646	12/07/20		4.77%	Fixed	62,169	53,179
63.	Penn Square Mall	OK	Oklahoma City	94.5%		1,064,888	01/01/26		3.84%	Fixed	310,000	292,938
64.	Pheasant Lane Mall	NH	Nashua		(10)	979,632	(2)
65.	Phipps Plaza	GA	Atlanta	100.0%		825,702	(2)
66.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,385	07/27/21		2.98%	Variable	225,000	225,000
67.	Prien Lake Mall	LA	Lake Charles	100.0%		782,723	(2)
68.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,471	05/01/26		4.50%	Fixed	180,000	90,000
69.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,396	(2)
70.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,377,325	(2)
71.	Ross Park Mall	PA	Pittsburgh	100.0%		1,239,606	(2)
72.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,034	(2)
73.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,067	11/01/23		4.69%	Fixed	120,000	113,328
74.	Shops at Clearfork, The	TX	Fort Worth	45.0%		485,255	03/18/21	(8)	3.63%	Variable	167,977	75,590
75.	Shops at Crystals, The	NV	Las Vegas	50.0%		262,305	07/01/26		3.74%	Fixed	550,000	275,000

1Q 2018 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
76.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,249,971	02/01/23		3.61%	Fixed	295,000	150,450
77.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
78.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		699,603	02/01/23		3.37%	Fixed	130,000	130,000
79.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,300,941	05/29/20	(8)	3.08%	Variable	180,000	45,000
80.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,845	11/01/22		4.01%	Fixed	99,070	55,846
81.	South Hills Village	PA	Pittsburgh	100.0%		1,128,897	(2)
82.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,177	(2)
83.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,050,318	04/01/23		3.84%	Fixed	146,769	146,769
84.	SouthPark	NC	Charlotte	100.0%		1,677,201	(2)
85.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,220,713	06/06/23		3.85%	Fixed	118,771	118,771
86.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,082	10/06/25		4.45%	Fixed	62,572	31,286
87.	Square One Mall	MA	Saugus (Boston)	56.4%		930,279	01/06/22		5.47%	Fixed	90,882	51,231
88.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		979,987	(2)
89.	St. Johns Town Center	FL	Jacksonville	50.0%		1,392,670	09/11/24		3.82%	Fixed	350,000	175,000
90.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,344,330	(2)
91.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,300,156	09/05/26		3.50%	Fixed	330,000	164,670
92.	Summit Mall	OH	Akron	100.0%		776,580	10/01/26		3.31%	Fixed	85,000	85,000
93.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,320,057	(2)
94.	Tippecanoe Mall	IN	Lafayette	100.0%		862,303	(2)
95.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,432	(2)
96.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,949	05/01/22		4.76%	Fixed	187,916	187,916
97.	Towne East Square	KS	Wichita	100.0%		1,145,860	(2)
98.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,364	(2)
99.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,299	(2)
100.	University Park Mall	IN	Mishawaka	100.0%		918,724	(2)
101.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,775	(2)
102.	West Town Mall	TN	Knoxville	50.0%		1,339,031	07/01/22		4.37%	Fixed	210,000	105,000
103.	Westchester, The	NY	White Plains (New York)	40.0%		809,717	05/05/20		6.00%	Fixed	330,339	132,137
104.	White Oaks Mall	IL	Springfield	80.7%		926,465	06/01/23	(8)	4.63%	Variable	50,250	40,541
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,596	11/01/26		4.15%	Fixed	161,294	152,416
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,139,505	03/05/24		4.50%	Fixed	418,143	209,072
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,709	04/05/19		7.79%	Fixed	87,001	82,188

	Total Mall Square Footage					121,064,138

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		229,080	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,905	04/01/22		4.81%	Fixed	80,258	40,129
3.	Pier Park	FL	Panama City Beach	65.6%		895,759	(2)
4.	University Park Village	TX	Fort Worth	100.0%		163,418	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,961,162

1Q 2018 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,551	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	542,868	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,711	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	621,109	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,513	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,355	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,822	12/01/22		3.36%	Fixed	45,029	45,029
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,710	11/24/19	(8)	3.33%	Variable	90,000	45,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,581	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,709	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,125	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,101	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	650,219	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,792	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,828	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,528	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,217	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,653	03/01/23	(8)	3.38%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	416,342	04/01/23		3.66%	Fixed	115,744	115,744
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,140	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,024	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,176	02/06/26		4.26%	Fixed	76,876	76,876
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,991	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,692	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,434	(2)
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	259,174	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,107	(2)
29.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,114	(2)
30.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,411	(2)
31.	Lee Premium Outlets	MA	Lee	100.0%	224,846	06/01/26	(15)	4.17%	Fixed	52,410	52,410
32.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,225	(2)
33.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,782	(2)
34.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,902	07/01/23		3.78%	Fixed	123,646	123,646
35.	Napa Premium Outlets	CA	Napa	100.0%	179,200	(2)
36.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,101	(2)
37.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
38.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,745	(2)
39.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,634	(2)

1Q 2018 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,906	(2)
41.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,704	(2)
42.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,156	(2)
43.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,498	(2)
44.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,430	09/01/26	(17)	3.33%	Fixed	35,916	35,916
45.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,613	09/01/27		4.00%	Fixed	145,000	145,000
46.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,986	07/26/21		2.98%	Variable	160,000	160,000
47.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,594	09/01/26	(17)	3.33%	Fixed	63,096	63,096
48.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,065	(2)
49.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,692	(2)
50.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,940	(2)
51.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	732,266	(2)
52.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,831	(2)
53.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
54.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,703	(2)
55.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,487	10/06/24		4.06%	Fixed	95,000	57,000
56.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,504	(2)
57.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,277	11/28/21	(8)	3.53%	Variable	85,000	42,500
58.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	3.53%	Variable	80,000	40,000
59.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,628	12/01/22		3.41%	Fixed	109,975	109,975
60.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
61.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,930	11/06/24		4.32%	Fixed	115,000	40,250
62.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,262	(2)
63.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,312	(2)
64.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,695	(2)
65.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,434	02/06/26		4.23%	Fixed	185,000	185,000
66.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,839	(2)
67.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	901,760	(2)
68.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,164	(2)

	Total U.S. Premium Outlet Square Footage				30,151,436

1Q 2018 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,236,925	07/01/20		5.76%	Fixed	155,324	155,324
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,663,698	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,411,341	11/01/24		4.28%	Fixed	135,251	50,719
							07/01/21		5.04%	Fixed	26,433	9,913
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,361,582	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,623	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,909	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,794	10/01/26		3.99%	Fixed	268,257	268,257
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,789,572	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,302,208	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,234	03/05/22		4.25%	Fixed	310,532	155,266
11.	Opry Mills	TN	Nashville	100.0%		1,168,355	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		866,972	04/01/24		4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,288	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,274,186	(2)

	Total The Mills Square Footage					21,119,687

	Other Properties
	Bangor Mall, Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			668,954	324,567

	Total Other Properties Square Footage					7,216,168

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					181,512,591

1Q 2018 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	113,378	102,040

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	366,500	06/01/24	(23)	3.10%	Fixed	93,037	46,518
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	360,400	06/01/22	(23)	3.13%	Fixed	131,802	65,901
4.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/21	(8)(14)	3.18%	Variable	85,283	38,377

	Subtotal Canada Square Footage				968,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(20)	2.50%	Variable	102,558	92,302

	Subtotal France Square Footage				269,000
	GERMANY
5.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	50,737	35,769

	Subtotal Germany Square Footage				191,500
	ITALY
7.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.50%	Variable	162,939	146,645
8.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	06/30/20	(20)	1.67%	Variable	135,561	122,005

	Subtotal Italy Square Footage				612,000
	JAPAN
9.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.74%	Fixed	54,230	21,692
10.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	(2)
11.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(25)	0.35%	Variable	31,275	12,510
12.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/22	(25)	0.33%	Variable	9,409	3,764
13.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.46%	Variable	800	320
						02/28/25	(25)	0.31%	Fixed	42,810	17,124
14.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.42%	Variable	3,576	1,430
15.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/18	(25)	0.38%	Variable	28,980	11,592
						05/29/22	(25)	0.38%	Fixed	47,044	18,818
16.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.92%	Variable	5,855	2,342
						11/30/19	(25)	0.38%	Fixed	28,227	11,291
17.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.41%	Variable	15,336	6,135

	Subtotal Japan Square Footage				3,233,000

1Q 2018 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
18.	Busan Premium Outlets	Busan		50.0%		360,200	06/20/22	(26)	3.40%	Fixed	107,019	53,510
19.	Paju Premium Outlets	Paju (Seoul)		50.0%		442,900	03/27/20	(26)	3.75%	Fixed	72,039	36,020
20.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(26)	3.28%	Fixed	141,436	70,718
21.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	09/06/20	(26)	4.10%	Fixed	79,302	39,651

	Subtotal South Korea Square Footage					1,799,100
	MALAYSIA
22.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		278,000	02/14/24	(27)	5.37%	Fixed	28,856	14,428
23.	Johor Premium Outlets	Johor (Singapore)		50.0%		264,400	10/14/20	(27)	5.02%	Variable	3,906	1,953

	Subtotal Malaysia Square Footage					542,400
	MEXICO
24.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)

	Subtotal Mexico Square Footage					333,000
	NETHERLANDS
25.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(28)	298,000	12/18/21	(20)	1.88%	Fixed	283,444	255,100
							12/07/20	(20)	1.40%	Variable	57,921	29,685
26.	Rosada Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(20)	1.85%	Variable	73,018	68,637

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
27.	Ashford Designer Outlet	Kent		45.0%		183,000	02/22/22	(5)	2.66%	Variable	58,701	26,416

	Subtotal United Kingdom Square Footage					183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(29)					8,795,400

	TOTAL SQUARE FOOTAGE					190,307,991

	Other Secured Indebtedness:							(13)			284,456	142,229

	TOTAL SECURED INDEBTEDNESS											$13,634,789	(6)

	Our Share of Consolidated Mortgage Debt											$6,557,617

	Our Share of Joint Venture Mortgage Debt											$7,077,172

1Q 2018 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Global Commercial Paper - USD	05/23/18	(12)	1.72%	Fixed	848,642
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	924,277
Simon Property Group, LP (Sr. Notes)	03/01/21	(30)	3.87%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - Yen Currency	06/30/22	(8)(19)	0.78%	Variable	209,488
Revolving Credit Facility - USD Currency	06/30/22	(8)	2.66%	Variable	125,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	924,277
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	616,185
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,997,869	(18)

1Q 2018 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of March 31, 2018

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2018: 1M LIBOR at 1.88%; 1M EUR LIBOR at -.41%; 1M EURIBOR at -.37%; 3M EURIBOR at -.33%; 6M EURIBOR at -.27%; 3m GBP LIBOR at 0.71%; 1M YEN TIBOR at 0.06%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at –0.04%; 1M CDOR at 1.63%; Cost of Funds rate at 3.42% and 91 Day Korean CD rate at 1.65%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 41.9 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $207.0 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at March 31, 2018.
(13)
Consists of seven loans with interest rates ranging from 2.83% to 4.46% and maturities between 2019 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 110.0 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amount shown in USD equivalent; Euro equivalent is 794.9 million.
(21)
Consists of eight encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2017 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 290.0 million.
(24)
Includes office space of 2,083,416 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 130,635 sq. ft.	Oxford Valley Mall - 134,884 sq. ft.
Copley Place - 893,670 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 37,523 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
Firewheel Town Center - 74,172 sq. ft.	The Shops at Clearfork - 143,275 sq. ft.
Menlo Park Mall - 74,440 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 28.4 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 424.0 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 126.6 million.
(28)
The Company owns a 90.0% interest in Phases 2 & 3 and a 46.1% interest in Phase 4.
(29)
Does not include Klépierre.
(30)
Through a cross currency swap agreement, $150.0 million was swapped to Euro equivalent 121.6 million at 1.37%, resulting in an interest rate essentially fixed at the all-in rate presented.

1Q 2018 SUPPLEMENTAL	46

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

1Q 2018 SUPPLEMENTAL	47

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31, 2018		FOR THE THREE MONTHS ENDED MARCH 31, 2017

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(7,550)	$224,702	$(6,465)	$213,684
Overage rent	(40)	25,537	(30)	21,819
Tenant reimbursements	(3,334)	106,482	(2,977)	103,707
Management fees and other revenues	–	–	–	–
Other income	(451)	39,880	(250)	30,398

Total revenue	(11,375)	396,601	(9,722)	369,608

EXPENSES:
Property operating	(2,051)	65,016	(1,575)	59,519
Depreciation and amortization	(4,051)	97,410	(3,480)	95,891
Real estate taxes	(610)	31,920	(601)	31,277
Repairs and maintenance	(395)	10,886	(181)	9,621
Advertising and promotion	(1,073)	11,384	(621)	10,453
Provision for credit losses	(63)	2,548	(53)	1,810
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,472)	22,307	(1,156)	19,156

Total operating expenses	(9,715)	241,471	(7,667)	227,727

OPERATING INCOME	(1,660)	155,130	(2,055)	141,881
Interest expense	1,819	(71,673)	2,211	(67,360)
Income and other tax (expense) benefit	–	–	–	–
Income from unconsolidated entities	(67)	(83,457)	88	(74,521)
Gain upon acquisition of controlling interests, sale or disposal of assets
and interests in unconsolidated entities and impairment, net	–	–	–	–

CONSOLIDATED NET INCOME	92	–	244	–
Net loss attributable to noncontrolling interests	92	–	244	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

1Q 2018 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF MARCH 31, 2018		AS OF MARCH 31, 2017

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(412,255)	$10,766,742	$(349,924)	$10,500,196
Less - accumulated depreciation	(81,238)	3,079,156	(67,553)	2,895,606

	(331,017)	7,687,586	(282,371)	7,604,590
Cash and cash equivalents	(14,391)	438,777	(10,529)	350,679
Tenant receivables and accrued revenue, net	(6,844)	181,791	(5,571)	162,059
Investment in unconsolidated entities, at equity	(24,416)	(2,244,540)	(19,822)	(2,354,871)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(41,490)	177,211	(35,378)	195,094

Total assets	$(418,158)	$6,240,825	$(353,671)	$5,957,551

LIABILITIES:
Mortgages and unsecured indebtedness	$(169,925)	$7,053,466	$(150,584)	$6,774,363
Accounts payable, accrued expenses, intangibles, and deferred revenues	(18,002)	428,584	(13,325)	391,116
Cash distributions and losses in unconsolidated entities, at equity	–	(1,421,879)	–	(1,360,077)
Other liabilities	(50,288)	180,654	(43,804)	152,149

Total liabilities	(238,215)	6,240,825	(207,713)	5,957,551

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(176,144)	–	(141,310)	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive income (loss)	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(3,799)	–	(4,648)	–

Total equity	(3,799)	–	(4,648)	–

Total liabilities and equity	$(418,158)	$6,240,825	$(353,671)	$5,957,551

1Q 2018 SUPPLEMENTAL	49